Exhibit 99.1

Replimune Appoints Former Sanofi U.S. Commercial Oncology Head, Chris Sarchi, as Chief Commercial Officer and Sushil Patel as Chief Strategy Officer

Woburn, MA, January 4, 2023 – Replimune Group, Inc. (NASDAQ: REPL), a clinical stage biotechnology company pioneering the development of a novel class of tumor-directed oncolytic immunotherapies (TDOIs), announced today the appointment of Christopher Sarchi as Replimune’s Chief Commercial Officer and the appointment of Sushil Patel, Ph.D., previously Replimune’s Chief Commercial Officer, to a newly formed position of Chief Strategy Officer, effective immediately.

“These leadership appointments provide broad strategic and operational commercial acumen as we ramp up our commercial planning ahead of the potential 2024 launch of RP1,” said Philip Astley-Sparke, Chief Executive Officer of Replimune. “Chris led Libtayo’s launch in CSCC at Sanofi and was also involved with the launch of Erivedge in BCC when at Genentech. As such he has direct and relevant experience in the field of our lead indication which will be invaluable as we seek to establish a major skin cancer franchise with RP1. Sush will partner with Chris on our go to market strategy in the U.S. with RP1 and in defining an ex-U.S. commercialization strategy. In addition, Sush will lead strategic planning and communications across our entire platform as we seek to address indications beyond skin cancers with RP2 and RP3 including those requiring deep injection techniques.”

Chris brings more than 28 years of oncology experience, including 9 new product launches/expansions covering multiple tumor types and settings while building strong relationships with oncology physicians, nurses and pharmacy leaders throughout the oncology market. Chris joins Replimune having recently served as Head of Commercial U.S. Oncology at Sanofi where he was responsible for several launches, including the launch of Libtayo® as a new standard of care treatment for CSCC. Prior to heading the U.S. commercial oncology team at Sanofi, Chris was Vice President and Business Unit Head, Oncology and Biosimilars, at Boehringer Ingelheim, Inc. after serving as a commercial leader within the oral oncolytic franchise at Roche/Genentech where he launched Erivedge® in basal cell carcinoma and coordinated internal co-promotion of Tarceva® and Avastin®. Chris began his career with GSK where he held several sales and marketing leadership roles of increasing responsibility. Chris received a Bachelor of Science and Business Administration from the University of Maine.

Sushil most recently served as Replimune’s Chief Commercial Officer. Prior to joining Replimune in 2021, Sushil served as Franchise Head in Global Product Strategy for Genentech, a member of the Roche Group, where he was responsible for directing the company’s lung and skin cancer franchise with responsibility for multiple blockbuster drugs, generating in excess of $3.5 billion in annual global sales. Prior to his career in biotechnology, he worked as a strategic management consultant and at IMS Health in their Pharma Strategy Group. Sushil received a Doctor of Philosophy in Molecular Biology and a Master of Sciences in Biotechnology, both from the Imperial College of Science Technology and Medicine, University of London.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel tumor-directed oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone with payloads added to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform has a unique dual local and systemic mechanism of action (MOA) consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment (TME) to ignite a strong and durable systemic response. This MOA is expected to be synergistic with most established and experimental cancer treatment modalities, and, with an attractive safety profile the RPx platform has the versatility to be developed alone or combined with a variety of other treatment options. For more information, please visit www.replimune.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the design and advancement of our clinical trials, the timing and sufficiency of our clinical trial outcomes to support potential approval of any of our product candidates, our goals to develop and commercialize our product candidates, patient enrollments in our existing and planned clinical trials and the timing thereof, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues, the ongoing military conflict between Russia and Ukraine and the impact on the global economy and related governmental imposed sanctions, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

ICR Westwicke

339.970.2843

chris.brinzey@westwicke.com

Media Inquiries

Lissette Steele

Verge Scientific Communications

202.930.4762 x 409

lsteele@vergescientific.com

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